UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2005

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 8.01. OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-99

ITEM 7.01 REGULATION FD DISCLOSURE

     The following information set forth in this Item 7.01 of this Form 8-K, including the text of the press release, attached as Exhibit 99 to this Form 8-K, is being furnished to, but not filed with, the Securities and Exchange Commission (“SEC”).

     On April 19, 2005, MGM MIRAGE (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99, in connection with the events described under Item 8.01 of this Form 8-K.

ITEM 8.01. OTHER EVENTS

     On April 19, 2005, the Company announced that MGM Grand Paradise Limited, an entity of which the Company owns 50% through two indirect wholly-owned subsidiaries and originally organized under the name N.V. Limited (“Paradise”), had been granted a subconcession which allows Paradise to develop and operate hotel and casino resorts in Macau, S.A.R. through March 31, 2020. Such subconcession was approved by the government of Macau. Pansy Ho Chiu-king owns the other 50% of Paradise individually and through a controlled corporation. Operation under the subconcession by Paradise will be fully independent of the holder of the concession, Sociedade de Jogos de Macau, S.A. (“SJM”), which currently operates casinos and related facilities in Macau.

     Paradise is planning on developing at least one casino resort in Macau – MGM Grand Macau – to be located on a prime waterfront site in Macau. The project cost for MGM Grand Macau is anticipated to be approximately $975 million, including a one-time fee paid to SJM, land premium, preopening costs and capitalized interest. MGM Grand Macau is currently expected to open in 2007. MGM Grand Macau is anticipated to include 600 rooms, an extensive casino area featuring 300 table games and 1,000 slot machines, and several restaurants and entertainment facilities. The cost of the resort will be funded through investments and advances from the owners, as described below, and third party financing to be obtained by Paradise.

     The organization and operation of Paradise is governed by a Subscription and Shareholders Agreement, as amended (the “Shareholders Agreement”), among the Company, two indirect wholly-owned subsidiaries of the Company, Pansy Ho and a corporation controlled by Pansy Ho. Pursuant to the Shareholders Agreement, the Company owns 50% of the voting shares of Paradise and has the right to appoint three of its seven directors; Ms. Ho has the right to appoint the remaining directors. However, the voting power of the directors appointed by the Company and the directors appointed by Ms. Ho is equal. All significant decisions of Paradise require the concurrence of Ms. Ho and the Company or their respective representatives.

     The Company has invested approximately $180 million in Paradise, consisting of a payment for 50% of Paradise’s ordinary share capital of approximately $112.5 million and a non-interest bearing shareholder loan of approximately $67.5 million. Ms. Ho’s investment in Paradise was approximately $80 million, consisting of a payment for 50% of Paradise’s ordinary share capital of approximately $12.5 million and a non-interest bearing shareholder loan of approximately $67.5 million. Additionally, the Company has committed to make available to Paradise an interest-bearing loan facility of approximately $100 million (the “MGM Facility”). The MGM facility is subordinated to third party financing, repayment of the shareholder loans and required shareholder distributions (which begin once the shareholder loans have been repaid). The Company will receive a consulting fee from Paradise of 1.75% of project costs and Ms. Ho will receive a consulting fee from Paradise of 0.875% of project costs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits:

10.1	Amended and Restated Subscription and Shareholders Agreement, dated June 19, 2004, among Pansy Ho, Grand Paradise Macau Limited, MGMM Macau, Ltd., MGM MIRAGE Macau, Ltd., MGM MIRAGE and MGM Grand Paradise Limited (formerly N.V. Limited).

99	Text of the press release of the Company, dated April 19, 2005. *

*	Exhibit 99 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: April 19, 2005	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description
10.1	Amended and Restated Subscription and Shareholders Agreement, dated June 19, 2004, among Pansy Ho, Grand Paradise Macau Limited, MGMM Macau, Ltd., MGM MIRAGE Macau, Ltd., MGM MIRAGE and MGM Grand Paradise Limited (formerly N.V. Limited).

99	Text of the press release of the Company, dated April 19, 2005. *

*	Exhibit 99 is being furnished to the SEC pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.